Exhibit 23.2

June 26, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 2 to the Registration Statement on Form S-1, dated June 26, 2020, of our report dated April 26, 2019 relating to Trupet LLC’s financial statements for the years ended December 31, 2018 and 2017.

Signed:

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Ontario

June 26, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No.2 to the Registration Statement on Form S-1, dated June 26, 2020, of our report dated April 9, 2019 relating to Bona Vida, Inc’s financial statements for the period from the date of incorporation, March 29, 2018 to December 31, 2018.

Signed:

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Ontario